UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 30, 2014

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant’s telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On October 30, 2014, Cummins Inc. (the “Company”) and certain of its subsidiaries (collectively, with the Company, the “Borrowers”), certain lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into an Amendment No. 1 to Credit Agreement (the “Amendment”) with respect to the Credit Agreement, dated November 9, 2012, among the Borrowers, the Lenders and the Administrative Agent (the “Credit Agreement”), pursuant to which, among other changes to the Credit Agreement effected by the Amendment, the maturity date of the Credit Agreement was extended by one year from November 9, 2017 to November 9, 2018.

The Amendment did not otherwise materially modify the terms of the Credit Agreement, a description of which is available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2012.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
                         Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

Not applicable.

Not applicable.

Not applicable.

Exhibits.  The following exhibit is being filed herewith:

10.1

Amendment No. 1 to Credit Agreement, dated as of October 30, 2014, among Cummins Inc., Cummins Ltd., Cummins Power Generation Ltd., Cummins Generator Technologies Limited, certain other subsidiaries referred to therein, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014

CUMMINS INC.
/s/ Marsha L. Hunt Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Cummins Inc.

Exhibit Index to Current Report on Form 8-K

Dated October 30, 2014

Exhibit

Number

10.1

Amendment No. 1 to Credit Agreement, dated as of October 30, 2014, among Cummins Inc., Cummins Ltd., Cummins Power Generation Ltd., Cummins Generator Technologies Limited, certain other subsidiaries referred to therein, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.